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                            ARTICLES OF INCORPORATION
                                       OF
                                 ECO DEPOT, INC.

Filed # C29680-00
November 2, 2004

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

1. Name of Corporation:           ECO DEPOT, INC.

2. Resident Agent
   Name and Street
   Address:
                                  CSC Services of Nevada, Inc.
                                  502 E John St.
                                  Carson City, Nevada 89706

3. Shares:                        Number of shares with par value:
                                  75,000,000
                                  Par value: .001

4. Name &
   Address
   of Board of
   Directors/Trustees:            Nadine Sullivan
                                  2311 West 16th, #83
                                  Spokane, WA 99224

5. Purpose:

6. Name, Address
   and Signature of
   Incorporator.                  C. Woodgate
                                  /s/ C. Woodgate
                                  ---------------
                                  502 E John St.
                                  Carson City, Nevada 89706

7. Certificate of
   Acceptance of
   Appointment of
   Resident Agent:                I hereby accept appointment as
                                  Resident Agent for the above named
                                  corporation.


                                  /s/ C. Woodgate     11/02/04
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